Exhibit 99.1

FOR IMMEDIATE RELEASE

TUESDAY, FEBRUARY 18, 2014

SOTHERLY HOTELS INC. REPORTS FINANCIAL RESULTS

FOR THE FOURTH QUARTER AND YEAR 2013

Williamsburg, Virginia – February 18, 2014 – Sotherly Hotels Inc. (NASDAQ: SOHO), formerly MHI Hospitality Corporation (NASDAQ: MDH) (“Sotherly”, “SoTHERLY”, or the “Company”), a self-managed and self-administered lodging real estate investment trust (a “REIT”), today reported its consolidated results for the fourth quarter and the year ended December 31, 2013. The Company’s results include the following*:

	Three months ended		Year ended
	December 31, 2013	December 31, 2012	December 31, 2013	December 31, 2012
	($ in thousands except per share data)

Total Revenue	$22,475	$20,434	$89,375	$87,343
Net income (loss) attributable to the Company	(44)	1,458	(2,978)	(4,105)

EBITDA	5,428	6,849	18,883	18,032
Adjusted EBITDA	4,594	4,613	20,998	20,183
Hotel EBITDA	5,358	5,091	23,280	22,440

FFO	2,431	4,165	5,189	3,925
Adjusted FFO	1,843	2,146	10,898	9,471

Net income (loss) per diluted share attributable to the Company	$0.00	$0.14	$(0.27)	$(0.39)
FFO per share and unit	0.19	0.32	0.40	0.30
Adjusted FFO per share and unit	0.14	0.17	0.84	0.73

(*)	Earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted EBITDA, hotel EBITDA, funds from operations (“FFO”), adjusted FFO, FFO per share and unit and adjusted FFO per share and unit are non-GAAP financial measures. See further discussion of these non-GAAP measures, including definitions related thereto, and reconciliations to net income (loss) later in this press release. All references in this release to the “Company”, “Sotherly”, “SoTHERLY”, “we”, “us” and “our” refer to Sotherly Hotels Inc., its operating partnership and its subsidiaries and predecessors, unless the context otherwise requires or where otherwise indicated.

HIGHLIGHTS:

•	Adjusted FFO. The Company generated adjusted FFO of approximately $1.8 million during the fourth quarter 2013, a decrease of 14.2% or approximately $0.3 million over the fourth quarter 2012. For the year ended December 31, 2013, the Company generated adjusted FFO of approximately $10.9 million, an increase of 15.1% or approximately $1.4 million over 2012.

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•	Common Dividends. As previously reported on January 21, 2014, the Company announced its quarterly dividend (distribution) on its common stock (and units) of $0.045 per share (and unit), payable on April 11, 2014 to stockholders (and unitholders) of record as of March 14, 2014.

•	RevPAR. Room revenue per available room (“RevPAR”) for the Company’s wholly-owned properties during the fourth quarter 2013 increased 5.0% over the fourth quarter 2012 to $73.13 driven by a 0.4% decrease in occupancy and a 5.4% increase in average daily rate (“ADR”). For the year ended December 31, 2013, RevPAR for the Company’s wholly-owned properties increased by 1.9% over 2012 to $80.16 driven by a 4.1% increase in ADR and a 2.1% decrease in occupancy.

•	Hotel EBITDA. The Company generated hotel EBITDA of approximately $5.4 million during the fourth quarter 2013, an increase of 5.3% or approximately $0.3 million over the fourth quarter 2012. For the year ended December 31, 2013, the Company generated hotel EBITDA of approximately $23.3 million, an increase of 3.7% or approximately $0.9 million over 2012.

•	Adjusted EBITDA. The Company generated adjusted EBITDA of approximately $4.6 million during the fourth quarter 2013 – approximately the same as for the fourth quarter 2012. For the year ended December 31, 2013, the Company generated adjusted EBITDA of approximately $21.0 million, an increase of 4.0% or approximately $0.8 million over 2012.

Andrew M. Sims, Chairman and Chief Executive Officer of Sotherly Hotels Inc., commented, “Calendar year 2013 marked a significant step forward for the Company. A return to the public markets with a new offering by the Company’s operating partnership restarted growth and completed the Company’s balance sheet restructuring, culminating in several fourth quarter transactions which we believe have positioned the Company for significant growth in the coming year.”

Acquisitions

On November 13, 2013, the Company acquired the entity which owns the Crowne Plaza Houston Downtown (the “Houston Hotel”) for $30.65 million in cash, 32,929 units of limited partnership interests in Sotherly Hotels LP valued at approximately $0.15 million, and an additional cash amount for working capital as of the closing date.

As a part of the transaction, the Company closed on a $21.5 million loan with Mutual of Omaha Bank collateralized by a first mortgage on the Houston Hotel. The loan matures in April 2016, but can be extended through the fourth and fifth anniversary of the commencement date of the loan, subject to certain terms and conditions. The loan also carries a fixed interest rate of 4.50% and amortizes on a 25-year schedule. The balance of the cash portion of the purchase price was funded by the Company with available cash.

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Financing Transactions

On October 23, 2013, the Company entered into a Warrant Redemption Agreement, with Essex Illiquid, LLC and Richmond Hill Capital Partners, LP (collectively, the “Holders”) to redeem a portion of the Warrant corresponding to an aggregate of 900,000 Issuable Warrant Shares (as defined in the Warrant) for an aggregate cash redemption price of $3.2 million.

The Company also entered into an amendment of the Warrant with the Holders whereby the Holders agreed to extend the holding period of the Warrant from April 18, 2014 to April 18, 2015.

On December 23, 2013, the Company entered into a second Warrant Redemption Agreement with the Holders to redeem the remaining portion of the Warrant corresponding to an aggregate of 1,000,000 Issuable Warrant Shares for an aggregate cash redemption price of $3.975 million.

On December 27, 2013, the joint venture that owns the Crowne Plaza Hollywood Beach Resort in Hollywood Beach, Florida (the “Hollywood Hotel”) closed on a $57.0 million refinancing of its outstanding mortgage indebtedness. The Company has a 25.0 percent interest in the Hotel through a joint venture with The Carlyle Group. The Bank of America, N.A. loan is collateralized by an interest-only non-recourse first mortgage on the Hollywood Hotel which bears a floating interest rate of the one-month LIBOR rate plus 3.95% and matures in January 2017. The proceeds from the loan were used to repay the existing first mortgage and to make distributions to the joint venture partners. The Company used approximately $3.5 million of its share of the distribution proceeds to extinguish its indebtedness related to the joint venture.

Balance Sheet/Liquidity

At December 31, 2013, the Company had approximately $13.2 million of available cash and cash equivalents, of which approximately $3.8 million was reserved for real estate taxes, insurance, capital improvements and certain other expenses or otherwise restricted. The Company had approximately $188.0 million in outstanding debt at a weighted average interest rate of approximately 5.38%.

2014 Outlook

Set forth below is guidance for 2014, which is predicated on continued strengthening of the economy and expected improvements in hotel lodging industry fundamentals. The outlook is based on estimates of occupancy and average daily rates that are consistent with most recent calendar year 2014 forecasts by Smith Travel Research for the market segments in which the Company operates.

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The table below reflects the Company’s projections, within a range, of various financial measures for 2014:

	Low Range	High Range
	Y/E Dec 31, 2014	Y/E Dec 31, 2014
	($ in thousands except per share data)

Total Revenue	$103,171	$106,224
Net income	2,949	4,282

EBITDA	24,995	26,351
Hotel EBITDA	26,924	28,293

FFO	12,599	13,932
Adjusted FFO	13,099	14,432

Net income per share attributable to the Company	$0.22	$0.33
FFO per share and unit	0.96	1.06
Adjusted FFO per share and unit	1.00	1.10

Earnings Call/Webcast

The Company will conduct its fourth quarter 2013 conference call for investors and other interested parties at 10:00 a.m. Eastern Time on Tuesday, February 18, 2014. The conference call will be accessible by telephone and through the Internet. Interested individuals are invited to listen to the call by telephone at 888-317-6016 (United States) or 855-669-9657 (Canada) or +1 412-317-6016 (International). To participate on the webcast, log on to www.sotherlyhotels.com at least 15 minutes before the call to download the necessary software. For those unable to listen to the call live, a taped rebroadcast will be available beginning one hour after completion of the live call on February 18, 2014 through December 31, 2014. To access the rebroadcast, dial 877-344-7529 and enter conference number 10039709. A replay of the call also will be available on the Internet at www.sotherlyhotels.com until December 31, 2014.

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About Sotherly Hotels Inc.

Sotherly Hotels Inc. (formerly MHI Hospitality Corporation) is a self-managed and self-administered lodging REIT focused on the acquisition, renovation, upbranding and repositioning of upscale to upper-upscale full-service hotels in the Southern United States. Currently, the Company’s portfolio consists of investments in 11 hotel properties, 10 of which are wholly-owned and comprise 2,372 rooms. The Company also has a 25.0 percent interest in the Crowne Plaza Hollywood Beach Resort. All of the Company’s properties operate under the Hilton Worldwide, InterContinental Hotels Group and Starwood Hotels and Resorts brands. Sotherly Hotels Inc. was organized in 2004 and is headquartered in Williamsburg, Virginia. For more information please visit www.sotherlyhotels.com.

Contact at the Company:

Scott Kucinski

Vice President – Operations & Investor Relations

Sotherly Hotels Inc.

410 West Francis Street

Williamsburg, Virginia 23185

757.229.5648

Forward-Looking Statements

This news release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although the Company believes that the expectations and assumptions reflected in the forward-looking statements are reasonable, these statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions which are difficult to predict and many of which are beyond the Company’s control. Therefore, actual outcomes and results may differ materially from what is expressed, forecasted or implied in such forward-looking statements. Factors which could have a material adverse effect on the Company’s future results, performance and achievements, include, but are not limited to: national and local economic and business conditions that affect occupancy rates and revenues at the Company’s hotels and the demand for hotel products and services; risks associated with the hotel industry, including competition, increases in wages and other labor costs, energy costs and other operating costs; the magnitude and sustainability of the economic recovery in the hospitality industry and in the markets in which the Company operates; the availability and terms of financing and capital and the general volatility of the securities markets; risks associated with the level of the Company’s indebtedness and its ability to meet covenants in its debt agreements and, if necessary, to refinance or seek an extension of the maturity of such indebtedness or modify such debt agreements; management and performance of the Company’s hotels; risks associated with the conflicts of interest of the Company’s officers and directors; risks associated with redevelopment and repositioning projects, including delays and cost overruns; supply and demand for hotel rooms in the Company’s current and proposed

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market areas; the Company’s ability to acquire additional properties and the risk that potential acquisitions may not perform in accordance with expectations; the Company’s ability to successfully expand into new markets; legislative/regulatory changes, including changes to laws governing taxation of REITs; the Company’s ability to maintain its qualification as a REIT; and the Company’s ability to maintain adequate insurance coverage. These risks and uncertainties are described in greater detail under “Risk Factors” in the Company’s Annual Report on Form 10-K and subsequent reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to and does not intend to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Although the Company believes its current expectations to be based upon reasonable assumptions, it can give no assurance that its expectations will be attained or that actual results will not differ materially.

Financial Tables Follow…

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SOTHERLY HOTELS INC.

CONSOLIDATED BALANCE SHEETS

	December 31, 2013	December 31, 2012
	(unaudited)	(audited)
ASSETS
Investment in hotel properties, net	$204,017,845	$176,427,904
Investment in joint venture	2,446,039	8,638,967
Cash and cash equivalents	9,376,628	7,175,716
Restricted cash	3,796,141	3,079,894
Accounts receivable, net	1,982,091	1,478,923
Accounts receivable-affiliate	101,439	8,657
Prepaid expenses, inventory and other assets	1,683,763	1,684,951
Shell Island sublease, net	240,196	480,392
Deferred income taxes	1,186,122	2,649,282
Deferred financing costs, net	3,820,838	2,406,183

TOTAL ASSETS	$228,651,102	$204,030,869

LIABILITIES
Mortgage debt	$160,363,549	$135,674,432
Loans payable	—	4,025,220
Unsecured notes	27,600,000	—
Series A Cumulative Redeemable Preferred Stock, par value $0.01, 27,650 shares authorized, 0 and 14,228 shares issued and outstanding at December 31, 2013 and December 31, 2012, respectively	—	14,227,650
Accounts payable and accrued liabilities	7,650,219	6,786,684
Advance deposits	666,758	625,822
Dividends and distributions payable	588,197	389,179
Warrant derivative liability	—	4,969,752

TOTAL LIABILITIES	196,868,723	166,698,739

Commitments and contingencies

EQUITY
Sotherly Hotels Inc. stockholders’ equity

Preferred stock, par value $0.01; 972,350 shares authorized, 0 shares issued and outstanding at December 31, 2013 and December 31, 2012, respectively	—	—
Common stock, par value $0.01; 49,000,000 shares authorized; 10,206,927 shares and 9,999,786 shares issued and outstanding at December 31, 2013 and December 31, 2012, respectively	102,069	99,998
Additional paid in capital	57,505,827	57,020,979
Distributions in excess of retained earnings	(31,734,837)	(27,179,392)

Total Sotherly Hotels Inc. stockholders’ equity	25,873,059	29,941,585
Noncontrolling interest	5,909,320	7,390,545

TOTAL EQUITY	31,782,379	37,332,130

TOTAL LIABILITIES AND EQUITY	$228,651,102	$204,030,869

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SOTHERLY HOTELS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three months ended December 31,		Year ended December 31,
	2013	2012	2013	2012
REVENUE
Rooms department	$15,144,624	$13,542,843	$62,837,422	$60,824,016
Food and beverage department	6,106,212	5,713,500	22,054,209	21,961,328
Other operating departments	1,224,598	1,177,995	4,482,896	4,557,876

Total revenue	22,475,434	20,434,338	89,374,527	87,343,220

EXPENSES
Hotel operating expenses
Rooms department	4,332,808	3,809,974	17,210,445	16,613,769
Food and beverage department	3,792,151	3,471,822	14,066,145	14,284,057
Other operating departments	161,129	114,346	508,868	480,307
Indirect	8,673,628	7,792,530	33,683,486	32,919,610

Total hotel operating expenses	16,959,716	15,188,672	65,468,944	64,297,743

Depreciation and amortization	2,345,357	2,136,208	8,467,228	8,661,769
Corporate general and administrative	1,276,559	1,005,818	4,360,583	4,078,826

Total operating expenses	20,581,632	18,330,698	78,296,755	77,038,338

NET OPERATING INCOME	1,893,802	2,103,640	11,077,772	10,304,882

Other income (expense)
Interest expense	(2,734,822)	(2,367,164)	(11,647,141)	(12,382,146)
Interest income	6,774	4,173	17,914	16,158
Equity income (loss) in joint venture	19,221	156,921	453,700	172,172
Impairment of note receivable	—	(110,871)	—	(110,871)
Unrealized gain (loss) on warrant derivative	815,712	2,317,973	(2,205,248)	(2,026,677)

Net income (loss) before taxes	687	2,104,672	(2,303,003)	(4,026,482)
Income tax provision	(52,347)	(210,529)	(1,521,182)	(1,301,229)

Net income (loss)	(51,660)	1,894,143	(3,824,185)	(5,327,711)
Add: Net (income) loss attributable to the noncontrolling interest	7,729	(435,789)	846,206	1,223,036

Net income (loss) attributable to the Company	$(43,931)	$1,458,354	$(2,977,979)	$(4,104,675)

Net income (loss) per share attributable to the Company
Basic	$0.00	$0.15	$(0.29)	$(0.41)
Diluted	$0.00	$0.14	$(0.27)	$(0.39)
Weighted average number of shares outstanding
Basic	10,206,927	9,999,786	10,156,955	9,995,638
Diluted	10,883,542	10,722,219	11,088,145	10,647,246

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SOTHERLY HOTELS INC.

KEY OPERATING METRICS

(unaudited)

The following tables illustrate the key operating metrics for the three months and years ended December 31, 2013 and 2012, respectively, for the Company’s wholly-owned properties during each respective reporting period (“consolidated” properties) as well as the nine wholly-owned properties in the portfolio that were under the Company’s control during both the three months and year ended December 31, 2013 and the corresponding periods in 2012 (“same-store” properties). Accordingly, the same-store data does not reflect the performance of the Crowne Plaza Houston Downtown, which was acquired in November 2013. Each table excludes performance data for the Crowne Plaza Hollywood Beach Resort hotel property, which was acquired through a joint venture in August 2007 and in which the Company has a 25.0% indirect interest.

Consolidated Properties (All Hotels)	Three Months Ended December 31,
	2013	2012	Variance

Occupancy	61.7%	61.9%	-0.4%
ADR	$118.57	$112.46	5.4%
RevPAR	$73.13	$69.67	5.0%

Same-Store Properties (9 Hotels)	Three Months Ended December 31,
	2013	2012	Variance

Occupancy	62.1%	61.9%	0.2%
ADR	$118.15	$112.46	5.1%
RevPAR	$73.32	$69.67	5.2%

Consolidated Properties (All Hotels)	Year Ended December 31,
	2013	2012	Variance

Occupancy	67.4%	68.9%	-2.1%
ADR	$118.91	$114.22	4.1%
RevPAR	$80.16	$78.65	1.9%

Same-Store Properties (9 Hotels)	Year Ended December 31,
	2013	2012	Variance

Occupancy	67.6%	68.9%	-1.8%
ADR	$118.82	$114.22	4.0%
RevPAR	$80.32	$78.65	2.1%

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SOTHERLY HOTELS INC.

RECONCILIATION OF NET INCOME (LOSS) TO

FFO, Adjusted FFO, EBITDA, Adjusted EBITDA and Hotel EBITDA

(unaudited)

	Three months ended December 31,		Year ended December 31,
	2013	2012	2013	2012

Net income (loss) attributable to the Company	$(43,931)	$1,458,354	$(2,977,979)	$(4,104,675)
Noncontrolling interest	(7,729)	435,789	(846,206)	(1,223,036)
Depreciation and amortization	2,345,357	2,136,208	8,467,228	8,661,769
Equity in depreciation and amortization of joint venture	136,940	134,262	545,667	590,675

FFO	2,430,637	$4,164,613	5,188,710	$3,924,733
Unrealized (gain) loss on hedging activities(1)	(18,689)	(28,683)	(89,998)	13,752
Unrealized (gain) loss on warrant derivative	(815,712)	(2,317,973)	2,205,248	2,026,677
Decrease in deferred income taxes	51,637	217,616	1,463,160	1,412,467
Impairment of note receivable	—	110,871	—	110,871
Acquisition costs	89,743	—	89,743	—
Loss on early extinguishment of debt(2)(3)	104,970	—	2,040,662	1,982,184

Adjusted FFO	$1,842,586	$2,146,444	$10,897,524	$9,470,684

Weighted average shares outstanding	10,206,927	9,999,786	10,156,955	9,995,638
Weighted average units outstanding	2,848,736	2,972,839	2,885,065	2,978,315

Weighted average shares and units	13,055,663	12,972,625	13,042,020	12,973,953

FFO per share and unit	$0.19	$0.32	$0.40	$0.30

Adjusted FFO per share and unit	$0.14	$0.17	$0.84	$0.73

	Three months ended December 31,		Year ended December 31,
	2013	2012	2013	2012

Net income (loss) attributable to the Company	$(43,931)	$1,458,354	$(2,977,979)	$(4,104,675)
Noncontrolling interest	(7,729)	435,789	(846,206)	(1,223,036)
Interest expense	2,734,822	2,367,164	11,647,141	12,382,146
Interest income	(6,774)	(4,173)	(17,914)	(16,158)
Income tax provision	52,347	210,529	1,521,182	1,301,229
Depreciation and amortization	2,345,357	2,136,208	8,467,228	8,661,769
Equity in interest expense and depreciation and amortization of joint venture	354,291	244,885	1,089,350	1,030,234

EBITDA	5,428,383	6,848,756	18,882,802	18,031,509
Unrealized (gain) loss on hedging activities(1)	(18,689)	(28,683)	(89,998)	13,752
Unrealized (gain) loss on warrant derivative	(815,712)	(2,317,973)	2,205,248	2,026,677
Impairment of note receivable	—	110,871	—	110,871

Adjusted EBITDA	4,593,982	4,612,971	20,998,052	20,182,809
Corporate general and administrative	1,276,559	1,005,818	4,360,583	4,078,826
Equity in adjusted EBITDA of joint venture	(354,822)	(373,125)	(1,453,051)	(1,216,158)
Net lease rental income	(87,500)	(87,500)	(350,000)	(350,000)
Other fee income	(69,964)	(67,206)	(275,775)	(255,707)

Hotel EBITDA	$5,358,255	$5,090,958	$23,279,809	$22,439,770

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(1)	Includes equity in unrealized (gain)/loss on hedging activities of joint venture.
(2)	Reflected in interest expense for the periods presented above.
(3)	Includes equity in loss on early extinguishment of debt of joint venture.

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Non-GAAP Financial Measures

The Company considers the non-GAAP measures of FFO (including FFO per share), EBITDA and hotel EBITDA to be key supplemental measures of the Company’s performance and could be considered along with, not alternatives to, net income (loss) as a measure of the Company’s performance. These measures do not represent cash generated from operating activities determined by generally accepted accounting principles (“GAAP”) or amounts available for the Company’s discretionary use and should not be considered alternative measures of net income, cash flows from operations or any other operating performance measure prescribed by GAAP.

FFO

Industry analysts and investors use Funds from Operations (“FFO”), as a supplemental operating performance measure of an equity REIT. FFO is calculated in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). FFO, as defined by NAREIT, represents net income or loss determined in accordance with GAAP, excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated operating real estate assets, plus certain non-cash items such as real estate asset depreciation and amortization, and after adjustment for any noncontrolling interest from unconsolidated partnerships and joint ventures. Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient by itself.

The Company considers FFO to be a useful measure of adjusted net income (loss) for reviewing comparative operating and financial performance because we believe FFO is most directly comparable to net income (loss), which remains the primary measure of performance, because by excluding gains or losses related to sales of previously depreciated operating real estate assets and excluding real estate asset depreciation and amortization, FFO assists in comparing the operating performance of a company’s real estate between periods or as compared to different companies. Although FFO is intended to be a REIT industry standard, other companies may not calculate FFO in the same manner as we do, and investors should not assume that FFO as reported by us is comparable to FFO as reported by other REITs.

EBITDA

The Company believes that excluding the effect of non-operating expenses and non-cash charges, and the portion of those items related to unconsolidated entities, all of which are also based on historical cost accounting and may be of limited significance in evaluating current performance, can help eliminate the accounting effects of depreciation and financing decisions and facilitate comparisons of core operating profitability between periods and between REITs, even though EBITDA also does not represent an amount that accrued directly to shareholders.

Hotel EBITDA

The Company defines hotel EBITDA as net income or loss excluding: (1) interest expense, (2) interest income, (3) equity in the income or loss of equity investees, (4) unrealized gains and losses on derivative instruments not included in other comprehensive income, (5) gains and losses on disposal of assets, (6) realized gains and losses on investments, (7) impairment of long-lived assets or investments, (8) corporate general and administrative expense; (9) depreciation and amortization; and (10) other operating revenue not related to the Company’s wholly-owned portfolio. We believe this provides a more complete understanding of the operating results over which the Company’s wholly-owned hotels and its operators have direct control. We believe hotel EBITDA provides investors with supplemental information on the on-going operational performance of the Company’s hotels and the effectiveness of third-party management companies operating the Company’s business on a property-level basis. The Company’s calculation of hotel EBITDA may be different from similar measures calculated by other REITs.

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Adjusted FFO and Adjusted EBITDA

The Company presents adjusted FFO, including adjusted FFO per share and unit, and adjusted EBITDA, which adjusts for certain additional items including any unrealized gain (loss) on its hedging instruments or warrant derivative, loan impairment losses, losses on early extinguishment of debt, aborted offering costs, costs associated with the departure of executive officers and acquisition transaction costs. The Company excludes these items as it believes it allows for meaningful comparisons between periods and among other REITs and is more indicative of the on-going performance of its business and assets. The Company’s calculation of adjusted FFO and adjusted EBITDA may be different from similar measures calculated by other REITs.